UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2024

DIGIMARC CORPORATION
(Exact name of registrant as specified in its charter)

Oregon	001-34108	26-2828185
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8500 SW Creekside Place, Beaverton Oregon 97008
(Address of principal executive offices) (Zip Code)

(503) 469-4800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.001 Par Value Per Share	DMRC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 5.07         Submission of Matters to a Vote of Security Holders

(a) The Company held its annual meeting of shareholders (the “Annual Meeting”) on June 7, 2024.

(b) At the Annual Meeting, 17,117,142 shares were represented to vote either in person or by proxy, or 80% of the outstanding shares, which constituted a quorum. The final results of voting for each matter submitted to a vote of shareholders at the Annual Meeting are as follows:

Proposal 1: Election of Directors

Milena Alberti-Perez, Lashonda Anderson-Williams, Sandeep Dadlani, Katie Kool, Riley McCormack, and Michael Park were elected as directors for a term of one year. The voting for each director was as follows:

			Broker
	For	Withheld	Non-Votes
Milena Alberti-Perez	12,168,739	747,242	4,201,161
Lashonda Anderson-Williams	12,716,525	199,456	4,201,161
Sandeep Dadlani	12,728,718	187,263	4,201,161
Katie Kool	12,665,273	250,708	4,201,161
Riley McCormack	12,784,896	131,085	4,201,161
Michael Park	12,741,532	174,449	4,201,161

Proposal 2: Ratification of the Appointment of Independent Registered Public Accounting Firm

The appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 was ratified with 16,945,449 votes in favor, 127,093 votes against and 44,600 abstentions.

Proposal 3: Advisory Vote to Approve Executive Compensation

The nonbinding advisory vote to approve compensation paid to the Company’s executive officers received 11,887,684 votes in favor, 889,103 votes against, 139,194 abstentions and 4,201,161 broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:         June 10, 2024

By:	/s/ George Karamanos
George Karamanos
Executive Vice President, Chief Legal Officer and Secretary